Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan of our report dated May 22, 2023, with respect to the consolidated financial statements of Haemonetics Corporation included in its Annual Report (Form 10-K) for the year ended April 1, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 11, 2023